Exhibit 32.1

CERTIFICATIONS

Certification of Chief Executive Officer and Chief Financial Officer  Pursuant to 18 U.S.C. Section 1350

The undersigned, Steven Charles Manthey, in his capacities as Chief Executive Officer and director of Manthey Redmond Corporation. (the “Registrant”) does each hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended  September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: November 14, 2012

/s/ Steven Charles Manthey

Steven Charles Manthey

Chief Executive Officer and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.